  EXHIBIT (a)(1)(x)

WITHDRAWAL LETTER FOR SERIES B SHARES

UNDER

THE U.S. OFFER TO PURCHASE FOR CASH ALL SERIES B SHARES (INCLUDING SERIES B SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES)

OF

BANCO SANTANDER MÉXICO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SANTANDER MÉXICO

BY

BANCO SANTANDER, S.A.

TO BE COMPLETED AND SUBMITTED IN DUPLICATE BY INDEVAL PARTICIPANTS NO
LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON MARCH 8, 2023, UNLESS THE U.S. OFFER IS EXTENDED OR EARLIER TERMINATED

[month] [day], 2023

Casa de Bolsa Santander, S.A. de C.V.,
Grupo Financiero Santander México
Prol. Paseo de la Reforma No. 500, Mod. 108,

Col. Lomas de Santa Fe, Del. Álvaro Obregón

C.P. 01219, Ciudad de México, México.

Att: Maria Cecilia Jiménez Cornejo and Carlos Alberto Gómez Rocandio
Email: mcjimenez@santander.com.mx and ecm_santandermx@santander.com.mx with copy to cgomezr@santander.com.mx, back_derechos@santander.com.mx and liq_custodia@santander.com.mx
Telephone: +52 55 5257 8000 ext. 47699

Re.: Withdrawal Letter for Series B Shares of the Company

Banco Santander, S.A., a company organized under the laws of the Kingdom of Spain (“Purchaser”), is making an all cash tender offer pursuant to an offer to purchase dated February 7, 2023 (the “U.S. Offer to Purchase”), in addition to a concurrent separate all cash tender offer on equivalent terms (the “Mexican Offer,” and together with the U.S. Offer (as defined below), the “Offers”) pursuant to other offering documents presented before the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) (“CNBV”), to acquire all the issued and outstanding (i) Series B shares (the “Series B Shares”) of Banco Santander México, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México (the “Company”) and (ii) American Depositary Shares (each of which represents five Series B Shares) of the Company (the “ADSs,” and together with the Series B Shares, the “Shares”), in each case other than any Series B Shares or ADSs owned directly or indirectly by Purchaser, for Ps.24.52 in cash per Series B Share, or the U.S. dollar equivalent of Ps.122.6 (based on the U.S.$/Ps. exchange rate on the Expiration Date as published in the Mexican Federal Official Gazette (Diario Oficial de la Federación) by the Mexican Central Bank (Banco de México)) in cash per ADS (the “U.S. Offer Price”), without interest, upon the terms, and subject to the conditions, set forth in the U.S. Offer to Purchase and the related materials, including the acceptance for Series B Shares (the “Acceptance for Series B Shares”) and the related letter of transmittal for ADSs (the “ADS Letter of Transmittal”), which, together with any amendments or supplements, collectively constitute the “U.S. Offer.” All capitalized terms not otherwise defined herein are defined in the U.S. Offer to Purchase.

Ladies and Gentlemen:

The undersigned, for and on behalf of [PARTICIPANT], which is a participant in S.D. Indeval, S.A. de C.V., Institución para el Depósito de Valores (the “Participant”), hereby informs Casa de Bolsa Santander, S.A. de C.V., Grupo Financiero Santander México (“Casa de Bolsa Santander”), that this Participant declines to accept all of the terms of the U.S. Offer in respect of the Series B Shares listed below and that it wishes to withdraw the Series B Shares listed below from the U.S. Offer:

Number of Series B Shares we withdraw: [____]

We also confirm that, in order for such Series B Shares to be withdrawn from the U.S. Offer, they will be transferred to account No.[____] that the Participant maintains with S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V., in accordance with the terms set forth in the U.S. Offer to Purchase.

Signed on [____] of [____] of 2023

Name of Participant: [____]

Name of Attorney-in-Fact: [____]

Signature of Attorney-in-Fact: [____]

The attorney-in-fact certifies on behalf of the Participant that the information concerning its clients or its own position is true and that it has powers of attorney granted by the Participant and the Participant has sufficient legal authority granted by its clients, to submit this Withdrawal Letter.

Please include the following information:

Contact Name: [____]

Contact Phone: [____]

Contact Email: [____]

The Withdrawal Letters must be sent by the Participant to the offices of Casa de Bolsa Santander located at Prol. Paseo de la Reforma No. 500, Mod. 108, Col. Lomas de Santa Fe, Del. Álvaro Obregón, C.P. 01219, Ciudad de México, México. addressed to the attention of Maria Cecilia Jiménez Cornejo and Carlos Alberto Gómez Rocandio and e-mail address mcjimenez@santander.com.mx and ecm_santandermx@santander.com.mx with copy to cgomezr@santander.com.mx, back_derechos@santander.com.mx and liq_custodia@santander.com.mx. The hours for receipt of the Withdrawal Letters will be from 10:00 a.m. to 5:00 p.m., New York time, during all business days of the Offer period, including the Expiration Date.

The right to withdraw from the U.S. Offer by shareholders who had accepted the U.S. Offer will be without penalty or sanction. Any proper withdrawal of acceptance of the U.S. Offer may not be revoked and Series B Shares properly withdrawn will not be considered as validly tendered for purposes of the U.S. Offer; however, Series B Shares withdrawn may be tendered again at any time up to the Expiration Date, provided that the requirements set forth in the U.S. Offer to Purchase are satisfied. See “The U.S. Offer—Section 4. Withdrawal Rights” of the U.S. Offer to Purchase.

All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance of any withdrawal of Series B Shares will be determined by the Purchaser, in its sole discretion, which determination shall be final and binding to all parties. The Purchaser reserves the absolute right to reject any or all withdrawn tenders of Series B Shares determined by it not to be in proper form or the acceptance of withdrawals which may, in the opinion of its counsel, be unlawful. The Purchaser also reserves the absolute right to waive any defect or irregularity in any withdrawal of Series B Shares of any particular holder, whether or not similar defects or irregularities are waived in the case of other holders. No withdrawal of Series B Shares will be deemed to have been validly made until all defects and irregularities have been cured or waived. Neither the Purchaser nor any of its affiliates or assigns nor any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. Any resolution by the Purchaser to accept a withdrawal shall be final and binding.

None of the Purchaser or Casa de Bolsa Santander will be liable for any act or omission by any Participant or shareholder of Company in respect of any Withdrawal Letter regarding the U.S. Offer or in respect of any Series B Shares tendered as part of the U.S. Offer as a result of any act or omission of any Participant.

The undersigned certifies, on behalf of the institution he/she warrants, that the information regarding his/  her clients or on his/her own behalf contained in this Withdrawal Letter of the U.S. Offer is correct and complete, that he/she knows and accepts the terms of the U.S. Offer, and that he/she has the powers to present and bind him/herself in terms of this Withdrawal Letter of the U.S. Offer.

The undersigned certifies and acknowledges that references herein to Casa de Bolsa Santander are solely to Casa de Bolsa Santander acting in its capacity as intermediary and settlement agent in connection with tenders by U.S. holders of Series B Shares and not in any other capacity. Casa de Bolsa Santander is not registered as a broker or dealer in the United States and will not be engaging in direct or indirect communications relating to the U.S. Offer. Casa de Bolsa Santander’s participation in connection hereto, including the receipt of this Withdrawal Letter and the return of Series B Shares from its Indeval account will occur solely through Indeval’s systems in Mexico.

THE RECEIPT BY CASA DE BOLSA SANTANDER OF THIS WITHDRAWAL LETTER FROM THE UNDERSIGNED INDEVAL PARTICIPANT IN MEXICO SHALL NOT BE CONSTRUED AS A FORM OF COMMUNICATION BETWEEN CASA DE BOLSA SANTANDER AND SERIES B SHAREHOLDERS IN THE UNITED STATES AND SHALL NOT IMPLY THAT CASA DE BOLSA SANTANDER IS CARRYING OUT ANY ACTIVITY IN CONNECTION WITH THE U.S. OFFER, EITHER AS AN AGENT OF PURCHASER OR OTHERWISE.

In the event of an inconsistency between the terms and procedures in this Withdrawal Letter and the U.S. Offer to Purchase, the terms and procedures in the U.S. Offer to Purchase shall govern.

Attached hereto is a copy of the power of attorney granted to the person(s) signing this Withdrawal Letter on behalf of the Participant.

Sincerely yours,

[PARTICIPANT]

__________________________

By: _______________________

Title: _____________________

* * *

ALL QUESTIONS REGARDING THE U.S. OFFER SHOULD BE DIRECTED TO THE INFORMATION AGENT, MORROW SODALI LLC, AT (800) 662-5200 OR THE ADDRESS SET FORTH ON THE BACK PAGE OF THE OFFER TO PURCHASE.

IF YOU WOULD LIKE ADDITIONAL COPIES OF THIS WITHDRAWAL LETTER FOR SERIES B SHARES OR ANY OF THE OTHER OFFERING DOCUMENTS, YOU SHOULD CONTACT THE INFORMATION AGENT, MORROW SODALI LLC, AT (800) 662-5200.

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